UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2020

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of principal executive offices, including zip code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2020, American Tower Corporation (the “Company”) announced that James D. Taiclet has communicated his intention to transition from his roles as the Company’s President and Chief Executive Officer. The Board of Directors of the Company (the “Board”) has appointed Thomas A. Bartlett as President and Chief Executive Officer of the Company, effective March 16, 2020.

Mr. Bartlett, 61, served as Executive Vice President and Chief Financial Officer of the Company from 2009 until March 2020. He served as Treasurer from February 2012 until December 2013 and again from July 2017 until August 2018.

Mr. Taiclet will continue as executive Chairman of the Board until the Company’s 2020 annual meeting of stockholders (the “AGM”) and will, during his transition, advise the Chief Executive Officer through and until June 14, 2020. Following the AGM, Pamela D. A. Reeve will serve as non-executive Chair of the Board, subject to her re-election as a director at the AGM. Ms. Reeve has served as a director since March 2002 and has served as the Lead Director of the Board since May 2004. Ms. Reeve will continue to serve as a member of the Nominating and Corporate Governance Committee.

The Board has appointed Rodney M. Smith, 54, as Executive Vice President and Chief Financial Officer of the Company, effective March 16, 2020. Mr. Smith has been with the Company for over ten years, most recently serving as Senior Vice President, Corporate Finance and Treasurer at the Company since November 2018, and previously serving as Chief Financial Officer of the Company’s U.S. Tower Division. He will remain in his role as Treasurer following his appointment as Executive Vice President and Chief Financial Officer.

There are no transactions involving the Company and Mr. Bartlett that the Company would be required to report pursuant to Item 404(a) of Regulation S-K. In connection with Mr. Smith’s appointment, the Company reports the following related party transactions under Item 404(a) of Regulation S-K: In the ordinary course of business, the Company expects to receive payments in an amount greater than $120,000 in 2020 from Ligado Networks LLC (“Ligado”) in exchange for providing network coverage. Mr. Smith’s brother, Doug Smith, is the President and Chief Executive Officer of Ligado.

The details of Mr. Bartlett’s and Mr. Smith’s compensation in connection with their appointments have not been determined as of the date hereof and will be determined by the Board at a later date.

A copy of the press release (the “Press Release”) announcing the appointment of Mr. Bartlett as President and Chief Executive Officer of the Company, the appointment of Ms. Reeve as non-executive Chair of the Board following the AGM and the appointment of Mr. Smith as Executive Vice President, Chief Financial Officer and Treasurer of the Company, is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 16, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: March 16, 2020	By:	/s/ Edmund DiSanto
Edmund DiSanto
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary